DRESDNER RCM GLOBAL FUNDS, INC.
ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION

Dresdner RCM Global Funds, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:	The Board of Directors has approved the reclassification
of 100,000,000 unissued shares of capital stock, par value $.0001 per share, of the Corporation, to four new classes (each a "New Class") of capital stock, par value $.0001 per share, as follows:

Old Classification	New Classification	Number of Shares
						of New Class

Dresdner RCM Large	Dresdner RCM Large Cap	25,000,000
Cap
Growth Fund Class I	Growth Fund Class N

Dresdner RCM Global	Dresdner RCM Global	25,000,000
Small Cap Fund Class I	Small Cap Fund Class N

Dresdner RCM Global	Dresdner RCM Global	25,000,000
Technology Fund Class I	Technology Fund Class N

Dresdner RCM Emerging	Dresdner RCM Emerging	25,000,000
Markets Fund Class I	Markets Funds Class N

SECOND:	Each New Class will be invested with the one other existing
class in each such Fund, and with any future classes in each such Fund, in a common investment portfolio comprising a series and will have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article IV(5) of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Charter of the Corporation relating to stock of the Corporation generally.

THIRD:	Each New Class as designated above has been classified
by the Board of Directors pursuant to authority contained in the Charter of the Corporation.

IN WITNESS WHEREOF, Dresdner RCM Global Funds, Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Assistant Secretary on this 24th day of December, 1998. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all materials respects.




WITNESS:			DRESDNER RCM GLOBAL FUNDS, INC.


By:/s/Karen Jacoppo-Wood	By:/s/George A. Rio
Karen Jacoppo-Wood		George A. Rio
Assistant Secretary		President

DRESDNER RCM GLOBAL FUNDS, INC.
ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION

	Dresdner RCM Global Funds, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:	(a)  The Board of Directors has classified a total of
150,000,000 unissued shares of capital stock, par value $.0001 per share, of the Corporation, which shares are currently unclassified, into shares of capital stock, par value $.0001 per share, of the Corporation of three new series of capital stock, each series having two classes with the following designations (each a "Class"):

DESIGNATION					NUMBER OF SHARES

Dresdner RCM Tax Managed Growth Fund Class N	25,000,000
Dresdner RCM Tax Managed Growth Fund Class I	25,000,000
Dresdner RCM Global Equity Fund Class N		25,000,000
Dresdner RCM Global Equity Fund Class I		25,000,000
Dresdner RCM Strategic Income Fund Class N	25,000,000
Dresdner RCM Strategic Income Fund Class I	25,000,000

	(b) Classes having a common fund name will be invested in a common investment portfolio comprising a series and the series and Classes will have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in
Article IV(5) of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Charter of the Corporation relating to stock of the Corporation generally.

SECOND:	(a)  The Board of Directors has also approved the
reclassification of 100,000,000 unissued shares of capital stock, par value $.0001 per share, of the Corporation, to four new classes (each a "New Class") of capital stock, par value $.0001 per share, as follows:

Old Classification	New Classification	Number of Shares
						of New Class

Dresdner RCM Large Cap	Dresdner RCM Large Cap	25,000,000
Growth Fund Class I	Growth Fund Class N

Dresdner RCM Global	Dresdner RCM Global	25,000,000
Small Cap Fund Class I	Small Cap Fund Class N

Dresdner RCM Global	Dresdner RCM Global	25,000,000
Technology Fund Class I	Technology Fund Class N

Dresdner RCM Emerging	Dresdner RCM Emerging	25,000,000
Markets Fund Class I	Markets Funds Class N

	(b) Each New Class will be invested with the one other existing class in each such Fund, and with any future classes in each such Fund, in a common investment portfolio comprising a series and will have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article IV(5) of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Charter of the Corporation relating to stock of the Corporation generally.

THIRD:	The Board of Directors has classified and reclassified
unissued shares of the Corporation as set forth above pursuant to authority contained in the Charter of the Corporation.

IN WITNESS WHEREOF, Dresdner RCM Global Funds, Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Assistant Secretary on this 24th day of December, 1998. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.


WITNESS:			DRESDNER RCM GLOBAL FUNDS, INC.



By: /s/Karen Jacoppo-Wood	By: /s/George A. Rio
Karen Jacoppo-Wood		George A. Rio
Assistant Secretary		President

	N-SAR Sub-Item 77Q1(a)